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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-36277 of Citadel Holding Corporation on Form S-8 of our report dated March 27, 2000, appearing in this Annual Report on Form 10-K of Cital Holding Corporation for the year ended December 31, 1999.


Deloitte & Touche LLP

Los Angeles, California
March 27, 2000